SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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SONIC FOUNDRY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SONIC FOUNDRY, INC.

222 West Washington Avenue, Suite 775

Madison, Wisconsin 53703

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 24, 2004

The Annual Meeting of Stockholders of SONIC FOUNDRY, INC., a Maryland corporation (“Sonic”) will be held at the Monona Terrace Community and Convention Center, One John Nolen Drive, Madison, Wisconsin 53703 on May 24, 2004 at 9:00 a.m. local time, for the following purposes:

1.	To elect three directors to hold office for a term of five years, and until their successors are duly elected and qualified.

2.	To vote on a Proposal to amend the 1995 Stock Option Plan by increasing the aggregate number of shares of the Company’s Common Stock that may be subject to options thereunder from 4,000,000 to 7,000,000 and to amend the last date upon which options may be granted from January 1, 2005 to January 1, 2010.

3.	To vote on a Proposal to amend the Non-Employee Directors Stock Option Plan by increasing the aggregate number of shares of the Company’s Common Stock that may be subject to options thereunder from 600,000 to 900,000.

4.	To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending September 30, 2004.

5.	To transact such other business as may properly come before the meeting or any adjournments thereof.

All the above matters are more fully described in the accompanying Proxy Statement.

Only holders of record of Common Stock at the close of business on April 8, 2004 are entitled to notice of, and to vote at, this meeting or any adjournment or adjournments thereof.

Please complete and return the enclosed proxy in the envelope provided or follow the instructions on the proxy card to authorize a proxy by telephone or over the Internet, whether or not you intend to be present at the meeting in person.

By Order of the Board of Directors,

Kenneth A. Minor
Secretary

Madison, Wisconsin

April 23, 2004

If you cannot personally attend the meeting, it is earnestly requested that you promptly indicate your vote on the issues included on the enclosed proxy and date, sign and mail it in the enclosed self-addressed envelope, which requires no postage if mailed in the United States or, for stockholders receiving a mailing from ADP, you may also follow the instructions on the proxy card to authorize a proxy by telephone or over the Internet. Doing so will save us the expense of further mailings. If you sign and return your proxy card without marking choices, your shares will be voted in accordance with the recommendations of the Board of Directors.

SONIC FOUNDRY, INC.

222 W. Washington Avenue, Suite 775

Madison, Wisconsin 53703

April 23, 2004

PROXY STATEMENT

The Board of Directors of Sonic Foundry, Inc., a Maryland corporation (“Sonic”), hereby solicits the enclosed proxy. Unless instructed to the contrary on the proxy, it is the intention of the persons named in the proxy to vote the proxies:

FOR the election as director of Gary R. Weis for a term expiring in 2008 and for the election as directors of David C. Kleinman and Paul S. Peercy for terms expiring in 2009; and

FOR the proposal to amend the 1995 Stock Option Plan by increasing the aggregate number of shares of the Company’s Common Stock that may be subject to options thereunder from 4,000,000 to 7,000,000 and to amend the last date upon which options may be granted from January 1, 2005 to January 1, 2010.

FOR the proposal to amend the Non-Employee Directors Stock Option Plan by increasing the aggregate number of shares of the Company’s Common Stock that may be subject to options thereunder from 600,000 to 900,000.

FOR the ratification of the appointment of Ernst & Young LLP as independent auditors of Sonic for the fiscal year ending September 30, 2004.

In the event that the nominees for director becomes unavailable to serve, which management does not anticipate, the persons named in the proxy reserve full discretion to vote for any other person who may be nominated. Proxies may also be authorized by telephone or over the Internet by following the instructions on the proxy card. Any stockholder giving a proxy may revoke the same at any time prior to the voting of such proxy. This Proxy Statement and the accompanying proxy are being mailed on or about April 23, 2004.

Each stockholder will be entitled to one vote for each share of Common Stock standing in his or her name on our books at the close of business on April 8, 2004 (the “Record Date”). On that date, we had outstanding and entitled to vote 29,539,300 shares of Common Stock.

QUORUM; VOTES REQUIRED

As of the Record Date, there were 29,539,300 shares of Common Stock outstanding and entitled to vote. Each share of outstanding Common Stock entitles the holder thereof to one vote. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting and will determine whether or not a quorum is present. Where, as to any matter submitted to the stockholders for a vote, proxies are marked as abstentions (or stockholders appear in person but abstain from voting), such abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter and has not received instructions from the beneficial owner, which is known as a broker non-vote, those shares will not be considered as present and entitled to vote with respect to that matter; however, such shares will be considered present for purposes of a quorum. A majority of the shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting.

The election of the Directors requires a plurality of the votes present and entitled to vote. The approval of each other proposal requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting and entitled to vote.

DATE, TIME AND PLACE OF ANNUAL MEETING

The Annual Meeting will be held on May 24, 2004 at 9:00 a.m. (Central time) at the Monona Terrace Community and Convention Center, One John Nolen Drive, Madison, Wisconsin 53703.

RECORD DATE; STOCKHOLDERS ENTITLED TO VOTE

Only holders of issued and outstanding shares of the Company’s common stock as of the close of business on April 8, 2004 are entitled to notice of and to vote at the Annual Meeting, including any adjournment or postponement thereof. As of that date, there were 29,539,300 shares of the Company’s common stock outstanding, held by approximately 11,300 shareholders, of which approximately 10,800 were held in “street name”. The presence, in person or by proxy, at the Annual Meeting of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting.

PROPOSAL ONE: ELECTION OF DIRECTORS

Our Amended and Restated Articles of Incorporation and Bylaws provide that the Board of Directors shall be divided into five classes, with each class having a five-year term. Directors are assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors, each class consisting, as nearly as possible, of one-fifth the total number of directors. Vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes may be filled by either the affirmative vote of the holders of a majority of the then-outstanding shares or by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of the Directors. Newly created directorships resulting from any increase in the number of directors may, unless the Board of Directors determines otherwise, be filled only by the affirmative vote of the directors then in office, even if less than a quorum of the Board of Directors. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

Our Amended and Restated Articles of Incorporation provide that the number of directors, which shall constitute the whole Board of Directors, shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. In 2004 the board authorized the increase of the authorized number of directors from six to seven. One seat on the Board of Directors, currently held by David C. Kleinman, has been designated as a Class I Board seat, with the term of the directors occupying such seat expiring as of the Annual Meeting. In addition, the Board appointed Gary R. Weis as a Class V Board member to fill the seat vacated in 2003 by Mr. Curtis J. Palmer, who was not re-elected, and Paul S. Peercy as a Class I director to fill the newly created seventh Board position. Messrs. Kleinman, Peercy and Weis will stand for election at this Annual Meeting.

Mr. Kleinman is currently a Board member of Sonic who was previously elected by the stockholders and Messrs. Peercy and Weis are currently Board members of Sonic who were appointed by the Board in February 2004. If elected at the Annual Meeting, Mr. Weis would serve until the 2008 Annual Meeting and until his successor is elected and qualified and Messrs. Kleinman and Peercy would serve until the 2009 Annual Meeting and until their successors are elected and qualified, or until their earlier death, resignation or removal.

Nominees for Directors for a Five-Year term expiring on the 2009 Annual Meeting

DAVID C. KLEINMAN

Mr. Kleinman, age 68, has been a Director of Sonic since December 1997 and has taught at the Graduate School of Business at the University of Chicago since 1971, where he is now Adjunct Professor of Strategic Management. Mr. Kleinman has been a Director (trustee) of the Acorn Funds since 1972 (of which he is also chair of the Audit Committee, Chair of the Committee on Investment Performance and a member of the Committee on the Investment Advisory Agreement), a Director since 1984 of the Irex Corporation, a contractor and distributor of insulation materials (where he is non-executive chair of the Board of Directors), a Director since 1994 of Wisconsin Paper and Products Company, a jobber of paper and paper products, with operations in Milwaukee and Madison, a Director since 1993 of Plymouth Tube Company, a manufacturer of metal tubing and metal extrusions (where he serves on the Audit Committee), from May 1997 to February, 2004, Mr. Kleinman served as a Director of AT&T Latin America and predecessor companies, a facilities-based provider of telecom services in Brazil, Argentina, Chile, Peru and Columbia (where he was chair of the Audit Committee and a member of the Compensation Committee) and is currently a member of the Advisory Board of DSC Logistics, a logistics management and warehousing firm. From 1964 to 1971, Mr. Kleinman was a member of the finance staff of the Ford Motor Company. Mr. Kleinman received a B.S. in mathematical statistics and a Ph.D. in business from the University of Chicago.

PAUL S. PEERCY

Mr. Peercy, age 63, was appointed to the Board as a class I Director in February 2004. Since September, 1999, Mr. Peercy has served as dean of the University of Wisconsin-Madison College of Engineering. Since 2001 Mr. Peercy has been a member of the National Academy of Engineering. In 2000, then-Wisconsin Governor Tommy Thompson named Mr. Peercy to the Wisconsin Technology and Entrepreneurship Council. Prior to joining the University of Wisconsin in September, 1999, Peercy served as president of SEMI/SEMATECH, an Austin, Texas-based non-profit consortium of more than 160 of the nation’s suppliers to the semiconductor industry since 1995. Prior to that position he was director of Microelectronics and Photronics at Sandia National Laboratories in Albuquerque, New Mexico. He is the author or co-author of more than 175 technical papers and the recipient of two patents. Mr. Peercy received a BA degree in Physics from Berea College and MS and PhD degrees in Physics from the University of Wisconsin - Madison.

Nominee for Director for a Four-Year term expiring on the 2008 Annual Meeting

GARY R. WEIS

Mr. Weis, age 56, was appointed to the Board as a class V Director in February 2004 and is President, Chief Executive Officer and a Director of Cometa Networks, a wireless broadband Internet access provider, and has served in that position since March, 2003. From May, 1999 to February 1, 2003 he was Senior Vice President of Global Services at AT&T where he was responsible for one of the world’s largest data and IP networks, serving more than 30,000 businesses and providing Internet access to more than one million individuals worldwide. While at AT&T, Weis also was CEO of Concert, a joint venture between AT&T and British Telecom. Previously, from January, 1995 to May, 1999 he was General Manager of IBM Global Services, Network Services. Mr. Weis served as a Director from March,, 2001 to February, 2003 of AT&T Latin America, a facilities-based provider of telecom services in Brazil, Argentina, Chile, Peru and Columbia. Mr. Weis earned BS and MS degrees in Applied Mathematics and Computer Science at the University of Illinois, Chicago.

The election of Directors requires the approval of a plurality of the votes cast by holders of the shares of Sonic’s common stock. Any shares not voted, whether by broker non-vote or otherwise, will have no impact on the outcome of the election.

The Board of Directors unanimously recommends a vote FOR the election of Messrs. Kleinman and Peercy as Class I Directors and for the election of Mr. Weis as a Class V director, respectively.

DIRECTORS CONTINUING IN OFFICE

ARNOLD B. POLLARD	Term Expires in 2005

Mr. Pollard, age 61, has been a Director of Sonic since December 1997 and a Director of Firebrand Financial Group since August 1996. From 1993 until January 2002, he was the President and Chief Executive Officer of Chief Executive Group, which publishes “Chief Executive” magazine. For over 25 years, he has been President of Decision Associates, a management consulting firm specializing in organizational strategy and structure. Since 1996, Mr. Pollard has served as a Director and a member of the compensation committee of Delta Financial Corp., a public company engaged in the business of home mortgage lending and the International Management Education Foundation, a non-profit educational organization. He also serves on the advisory board of PeopleTrends. From 1989 to 1991, Mr. Pollard served as Chairman and Chief Executive Officer of Biopool International, a biodiagnostic public company focusing on blood related testing; and previously served on the boards of Lillian Vernon Corp. and DEBE Systems Corp. From 1970 to 1973, Mr. Pollard served as adjunct professor at the Columbia Graduate School of Business. Mr. Pollard graduated from Cornell University (Tau Beta Pi), and holds a doctorate in Engineering-Economics Systems from Stanford University.

FREDERICK H. KOPKO, JR.	Term Expires in 2006

Mr. Kopko, age 48, has been our Secretary from April 1997 to February 2001 and has been a Director since December 1995. Mr. Kopko is a partner of the law firm of McBreen & Kopko, Chicago, Illinois, and has been a partner of that firm since January 1990. Mr. Kopko practices in the area of corporate law. He has been a Director of Butler International, Inc. since 1985 and a Director of Mercury Air Group, Inc. since 1992. Mr. Kopko received a B.A. degree in economics from the University of Connecticut, a J.D. degree from the University of Notre Dame Law School, and an M.B.A. degree from the University of Chicago.

RIMAS P. BUINEVICIUS	Term Expires in 2007

Mr. Buinevicius, age 41, has been our Chairman of the Board since October 1997 and Chief Executive Officer since January 1997. In addition to his organizational duties, Mr. Buinevicius is a recognized figure in the rich media industry focused on the convergence of technology, digital media and entertainment. Mr. Buinevicius joined Sonic in 1994 as General Manager and Director of Marketing. Prior to joining Sonic, Mr. Buinevicius spent the majority of his professional career in the fields of biomedical and industrial control research and development. Mr. Buinevicius earned an M.B.A. degree from the University of Chicago; a Master’s degree in Electrical Engineering from the University of Wisconsin - Madison; a Bachelor’s degree in Electrical Engineering from the Illinois Institute of Technology, Chicago; and is a recipient of Ernst and Young’s Entrepreneur of the Year award.

MONTY R. SCHMIDT	Term Expires in 2008

Mr. Schmidt, age 40, has been our Chief Technology Officer since July 2003, a Director since February 1994 and served as President from March 1994 to July 2003. Throughout his tenure at Sonic, Mr. Schmidt has spearheaded a variety of engineering and strategic initiatives that have helped grow Sonic from the one-person startup he founded in 1991. In addition to acting as an industry liaison, Mr. Schmidt is responsible for managing and facilitating technology development and utilization. Prior to joining Sonic, Mr. Schmidt served in software and hardware engineering capacities for companies in the medical and food service equipment industries. Mr. Schmidt has a B.S. degree in Electrical Engineering from the University of Wisconsin - Madison.

MEETINGS AND COMMITTEES OF DIRECTORS

The Board of Directors met seven times during the fiscal year ended September 30, 2003 (“Fiscal 2003”). The Board of Directors has reviewed the independence of each director under the listing standards of the National Association of Securities Dealers. Based upon its review, the Board has determined that, of the seven directors who, if elected, will serve on the Board after the annual stockholders meeting, Messrs. Kleinman, Peercy, Weis and Pollard are “independent directors” as defined under the listing standards of the National Association of Securities Dealers.

The Board of Directors has five standing committees, the Audit Committee, the Executive Compensation Committee, the Stock Option Committee, the Nominating Committee and the Strategy Committee.

Sonic has a standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Until recently, Frederick H. Kopko, Arnold B. Pollard and David C. Kleinman were members of the audit committee. The Company’s Board of Directors determined that all members of the Company’s Audit Committee are “independent” under the current listing standards of the National Association of Securities Dealers listing standards with the exception of Mr. Kopko. In April 2004 the Board of Directors accepted Mr. Kopko’s resignation from the Audit Committee and appointed Mr. Weis to the Audit Committee. Mr. Kleinman serves as Chair of the Audit Committee. The Audit Committee provides assistance to the Board in fulfilling its oversight responsibility including: (i) internal and external financial reporting, (ii) risks and controls related to financial reporting, and (iii) the internal and external audit process. The Audit Committee is also responsible for recommending to the Board the selection of our independent public accountants and for reviewing all related party transactions. The Audit Committee met three times in Fiscal 2003.

The Company’s Board of Directors has determined that, due to his affiliation with the Graduate School of Business at the University of Chicago, and due to his serving as a director on numerous company boards, along with his other academic and business credentials, Mr. Kleinman has the requisite experience and applicable background to meet NASDAQ standards requiring financial sophistication of at least one member of the audit committee. The Company’s Board of Directors has also determined that neither Mr. Kleinman nor any other member of the Audit Committee is an audit committee financial expert as defined by applicable SEC regulations. The Company may choose to recruit a director that satisfies the current requirements for an audit committee financial expert, however, the Company has not yet identified an individual satisfying those criteria as well as other criteria that the Company believes are important for an individual to make a meaningful contribution to the deliberations of the Board of Directors as a whole. There can be no assurance when, or if, the Company will identify such an individual in the foreseeable future.

The Executive Compensation Committee consists of Messrs. Pollard and Kleinman with Mr. Kleinman serving as Chair. In April 2004, the Board of Directors appointed Mr. Peercy to the Executive Compensation Committee. The Board of Directors has determined that all of the members are “independent” under the current listing standards of the National Association of Securities Dealers. The Executive Compensation Committee makes recommendations to the Board with respect to salaries of employees, the amount and allocation of any incentive bonuses among the employees, and the amount and terms of stock options to be granted to executive officers. The Committee is also responsible for establishing objective, formula-based performance goals, as well as subjective goals and certifying such goals as having been met. The Executive Compensation Committee met twice in Fiscal 2003. A copy of the charter of the Executive Compensation Committee is available on the Company’s website.

The Stock Option Committee, which was formed in January 1999, consists of Messrs. Pollard and Kleinman. The Stock Option Committee makes recommendations to the Board with respect to the amount and terms of stock options to be granted to employees (other than executive officers). The Stock Option Committee met one time in Fiscal 2003.

The Nominating Committee was formed in April 2004 with Messrs. Pollard and Kleinman, with Mr. Pollard serving as Chair. The Board of Directors has determined that all of the members are “independent” under the current listing standards of the National Association of Securities Dealers. The purpose of the Committee is to evaluate and recommend candidates for election as directors, make recommendations concerning the size and composition of the Board of Directors, develop specific criteria for director independence, and assess the effectiveness of the Board of Directors. Our Board of Directors has adopted a charter for the Committee, which is available on the Company’s website. The Committee will review all candidates in the same manner regardless of the source of the recommendation. Shareholder recommendations of candidates for Board membership will be considered when submitted with sufficient detail including the candidate’s name, principal occupation during the past 5 years, listing of directorships, a statement that such nominee has consented to the submission of the nomination, amount of common stock of the Company held by the nominee and qualification addressed to:

Corporate Secretary

Sonic Foundry, Inc.

222 W. Washington Ave., Suite 775

Madison, WI 53703

The Strategy Committee, formed in October 2002, consists of Messrs. Pollard (chair), Buinevicius and Schmidt. The Strategy Committee meets regularly with senior management, an outside advisory board and other industry experts in order to develop and refine Sonic’s business strategy. The Strategy Committee met in person six times and held numerous telephonic meetings in fiscal 2003.

Each member of the Board attended at least 75% of the aggregate of the meetings of the Board and of the Committees on which he served and held during the period for which he was a Board or Committee member, respectively.

DIRECTORS COMPENSATION

Our directors, who are not also our full-time employees, receive a fee of $1,500 for attendance at each meeting of the Board of Directors and $850 per committee meeting attended, other than the strategy committee. The chairman of our strategy committee received $42,000 for numerous meetings and phone conferences in fiscal 2003 and is currently receiving $5,000 per month in fiscal 2004. The cash compensation paid to the three non-employee directors combined in Fiscal 2003 was $86,250. When traveling from out-of-town, the members of the Board of Directors are also eligible for reimbursement for their travel expenses incurred in connection with attendance at Board meetings and Board Committee meetings. Directors who are also employees do not receive any compensation for their participation in Board or Board Committee meetings.

Pursuant to the Non-Employee Directors’ Stock Option Plan, we grant to each non-employee director who is reelected or who is continuing as a member of the Board of Directors at each annual stockholders meeting a stock option to purchase 20,000 shares of Common Stock. The exercise price of each stock option is equal to the market price of Common Stock on the date the stock option is granted. Stock options issued under the Non-Employee Directors’ Stock Option Plan generally will vest fully on the first anniversary of the date of grant and expire after ten years. An aggregate of 600,000 shares are reserved for issuance under the Non-Employee Directors’ Stock Option Plan. In addition, Mr. Pollard was granted an option to purchase 80,000 shares of Common Stock under the Company’s Non Qualified Stock Option Plan for service in his capacity as chairman of the strategy committee in fiscal 2003. In accordance with the Non-Employee Directors’ Stock Option Plan we also granted Mr. Peercy and Mr. Weis 20,000 options each upon their initial appointment to the Board of Directors in February 2004.

If any change is made in the stock subject to the Non-Employee Directors Stock Option Plan, or subject to any option granted thereunder, the Non-Employee Directors Stock Option Plan and options outstanding thereunder will be appropriately adjusted as to the type(s), number of securities and price per share of stock subject to such outstanding options.

The options and warrants set forth above have an exercise price equal to the fair market value of the underlying common stock on the date of grant. The term of all such options is ten years.

PROPOSAL 2: PROPOSAL TO AMEND THE 1995 STOCK OPTION PLAN, AS AMENDED TO INCREASE THE NUMBER OF SHARES SUBJECT TO OPTIONS AND EXTEND THE LATEST DATE OPTIONS CAN BE GRANTED UNDER THE PLAN

The Board of Directors recommends the adoption of an amendment to the Company’s 1995 Stock Option Plan (the “IS Option Plan”).

The purpose of the IS Option Plan is to promote the interests of the Company and its stockholders by strengthening the Company’s ability to attract and retain experienced and knowledgeable employees and to furnish additional incentives to those employees upon whose judgment, initiative and efforts the Company largely depends. 4,000,000 shares were subject to Options under the IS Option Plan. Since adoption of the IS Option Plan on January 1, 1995 and through September 30, 2003, the Company has granted options for 5,396,932 shares under the IS Option Plan and canceled 1,750,019 options, leaving a balance available of 353,087. We recommend an increase in the aggregate number of shares that may be subject to options under the IS Option Plan from 4,000,000 to 7,000,000. We are also recommending that the IS Option Plan be amended so that the last date upon which options may be granted shall be extended from January 1, 2005 to January 1, 2010.

Summary of the IS Option Plan

Administration. The IS Option Plan is administered by the Stock Option Committee or, with respect to executive officers, the Executive Compensation Committee. Such Committees have all powers and discretion necessary or appropriate to administer the IS Option Plan and to control its operation, including, but not limited to, the power to (a) determine which employees shall be granted options, and the number and type of options to be granted (b) prescribe the terms and conditions of the options, (c) accelerate the exercisability of options, (d) interpret the IS Option Plan and the options granted thereunder, (e) adopt such procedures and subplans as are necessary or appropriate to permit participation in the IS Option Plan by employees who are foreign nationals or employed outside of the United States, (f) adopt rules for the administration, interpretation and application of the IS Option Plan as are consistent therewith, and (g) interpret, amend or revoke any such rules.

The IS Option Plan provides that the Stock Option Committee or Executive Compensation Committee, as applicable, in their sole discretion and on such terms and conditions as they may provide, may delegate all or any part of their authority and powers thereunder to one or more directors or officers of the Company; provided, however, that unless otherwise determined by the Board, the Committee may not delegate its authority and powers in any way which would jeopardize the Plan’s qualification under section 162(m) of the Internal Revenue Code (the “Code”) or Rule 16b-3 promulgated under the Exchange Act.

Eligibility. All individuals who, in the judgment of the Stock Option Committee, or with respect to executive officers, the Executive Compensation Committee, have made significant contributions to the Company (including directors and officers who are full or part-time employees of the Company, but excluding directors who are not employees of the Company), are eligible for participation under the IS Option Plan. Notwithstanding the above, incentive stock options may be granted only to persons who are employees of the Company on the date of grant.

Type of Options. Either nonqualified stock options or incentive stock options may be issued under the IS Option Plan.

Options Exercise Price. Subject to the provisions set forth below, the IS Option Plan provides that the exercise price for each option shall be determined by the Stock Option Committee or the Executive Compensation Committee, as applicable in their sole discretion.

Exercise Price of Nonqualified Stock Options. In the case of a nonqualified stock option, the exercise price shall be not less than one hundred percent (100%) of the fair market value of a share on the date of grant.

Exercise Price of Incentive Stock Options. In the case of an incentive stock option, the exercise price shall be not less than one hundred percent (100%) of the fair market value of a share on the date of grant; provided, however, that if on the date of grant the optionee (together with persons whose stock ownership is attributed to the optionee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price shall be not less than one hundred and ten percent (110%) of the fair market value of a share on the date of grant.

Exercise of Incentive Stock Options. The aggregate fair market value (determined on the date of grant) of the shares with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year is not to exceed $100,000.

Expiration Dates. Under the IS Option Plan, each option is to terminate no later than the first to occur of the following events:

(a)	The date for termination of the option set forth in a written option agreement; or

(b)	The expiration of ten (10) years from the grant date; or

(c)	The expiration of three (3) months from the date of the employee’s termination of service for a reason other than the employees death, disability or retirement; or

(d)	The expiration of one (1) year from the date of the employee’s termination of service by reason of disability.

Notwithstanding the above,

(a)	if an employee dies prior to the expiration of his or her options, the Stock Option Committee, in its discretion, may provide that his or her options shall be exercisable for up to one (1) year after the date of death, and

(b)	in the event incentive stock options are granted, (i) no such incentive stock options may be exercised more than three (3) months after the employee’s termination of service for any reason other than disability or death, unless ((a)) the employee dies during such three-month period, and ((b)) the option agreement or the Executive Compensation Committee permits later exercise, and (ii) no incentive stock option may be exercised after the expiration of ten (10) years from the date of grant; provided, however, that if the option is granted to an employee who, together with persons whose stock ownership is attributed to the employee pursuant to section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company, the option may not be exercised after the expiration of five (5) years from the date of grant.

Committee Discretion. The IS Option Plan provides that the Stock Option Committee or the Executive Compensation Committee as applicable, in their sole discretion, (a) shall provide in each option agreement when each option expires and becomes unexercisable, and (b) may, after an option is granted, subject to the provisions set forth above, extend the maximum term of the option.

Payment. Upon the exercise of any option, the IS Option Plan provides that the exercise price shall be payable to the Company in full in cash or its equivalent. However, the Stock Option Committee or the Executive Compensation Committee, as applicable, in their sole discretion, also may permit exercise (a) by tendering previously acquired shares having an aggregate fair market value at the time of exercise equal to the exercise price, or (b) by any other means which the Stock Option Committee or the Executive Compensation Committee, as applicable, in their sole discretion, determines to both provide legal consideration for the shares, and to be consistent with the purposes of the IS Option Plan, including by execution and delivery of a promissory note.

Restrictions on Share Transferability. The Stock Option Committee or the Executive Compensation Committee, as applicable, may impose such restrictions on any shares acquired pursuant to the exercise of an option as it may deem advisable, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which such shares are then listed or traded, or any blue sky or state securities laws.

Grant of Reload Options. The Stock Option Committee or the Executive Compensation Committee, as applicable, may provide in an option agreement that an employee who exercises all or part of an option by payment of the exercise price with already-owned shares, shall be granted an additional option (a “Reload Option”) for a number of shares of stock equal to the number of shares tendered to exercise the previously granted option plus, if the Stock Option Committee or the Executive Compensation Committee, as applicable, so determines, any shares withheld or delivered in satisfaction of any tax withholding requirements. As determined by the Stock Option Committee or the Executive Compensation Committee, as applicable, each Reload Option shall have a grant date which is the date as of which the previously granted option is exercised.

Indemnification. Under the IS Option Plan, each person who is or has been a member of the Stock Option Committee, the Executive Compensation Committee, or of the Board of Directors, is entitled to be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the IS Option Plan or any option agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.

Transferability. No option granted under the IS Option Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or by designation of a beneficiary to take effect upon the employees death. All rights with respect to an option granted to an employee shall be available during his or her lifetime only to the employees.

Adjustments in Options and Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the shares of Common Stock, the Stock Option Committee or the Executive Compensation Committee, as applicable, will adjust the number and class of shares which may be delivered under the IS Option Plan, the number, class, and price of shares subject to outstanding options under the IS Option Plan, and the number of shares authorized for issuance under the IS Option Plan, in such manner as the Stock Option Committee or the Executive Compensation Committee, as applicable (in their sole discretion) will determine to be appropriate to prevent the dilution or diminution of such options.

Withholding. Prior to the delivery of any shares or cash pursuant to an option, the Company may deduct or withhold, or require an optionee to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including such optionee’s FICA obligation) required to be withheld with respect to such option (or exercise thereof).

Amendment, Suspension, or Termination. The Board of Directors, in its sole discretion, may amend or terminate the IS Option Plan, or any part thereof, at any time and for any reason. The amendment, suspension, or termination of the IS Option Plan shall not, without the consent of the optionee in the IS Option Plan, alter or impair any rights or obligations under any option theretofore granted to such optionee. No option may be granted during any period of suspension or after termination of the IS Option Plan.

Duration of the IS Option Plan. The IS Option Plan is to remain in effect until terminated. However, without stockholder approval, no stock option can be granted under the IS Option Plan after January 1, 2005. Under the proposed amendment to the IS Option Plan, no stock option can be granted under the IS Option Plan after January 1, 2010.

Federal Income Tax Consequences

With respect to non-qualified stock options, generally an optionee does not realize taxable income, and the Company will not be allowed a deduction. However, the difference between the option price and the fair market value of the stock on the date the option is exercised will be taxable as ordinary income to the optionee and will be deductible by the Company as compensation on such date. Gain or loss on the subsequent sale of such stock will be eligible for capital gain or loss treatment by the optionee and will have no federal income tax consequences to the Company. Different rules may apply if an optionee, who is an officer, director or more than 10% stockholder, exercises options within six months of the grant date.

With respect to incentive stock options, if the optionee does not make a disqualifying disposition of stock acquired on exercise of such options, no income for federal income tax purposes will result to such optionee upon the granting or exercise of the option (except that the amount by which the fair market value of the stock at the time of exercise exceeds the option price will be a tax preference item under the alternative minimum tax), and in the event of any sale thereafter, any amount realized in excess of his or her cost will be taxed as long-term capital gain and any loss sustained will be long-term capital loss. In such case, the Company will not be entitled to a deduction for federal income tax purposes in connection with the issuance or exercise of the option. A disqualifying disposition will occur if the optionee makes a disposition of such shares within two years from the date of the granting of the option or within one year after the transfer of such shares to him or her. If a disqualifying disposition is made, the difference between the option price and the lesser of (i) the fair market value of the stock at the time the option is exercised or (ii) the amount realized upon disposition of the stock will be treated as ordinary income to the optionee at the time of disposition and will be allowed as a deduction to the Company.

The described tax consequences are based on current laws, regulations and interpretations thereof, all of which are subject to change. In addition, the discussion is limited to federal income taxes and does not attempt to describe state and local tax effects that may accrue to participants or the Company.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE EMPLOYEE AND THE COMPANY WITH RESPECT TO THE SHARES PURCHASED UNDER THE IS OPTION PLAN. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF AN OPTIONEE’S DEATH OR THE INCOME TAX LAWS OF ANY STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Plan Benefits

As described above, the selection of the employees of the Company who will receive grants under the IS Option Plan is to be determined by the Stock Option Committee or the Executive Compensation Committee, as applicable or their delagee, in their sole discretion. Therefore, it is not possible to predict the amounts that will be received by particular employees. Reference is made to “Options Granted in Fiscal 2003” for a description of such options granted to the executive officers in Fiscal 2003; such options will expire during the fiscal year ending September 30, 2013. All executive options granted in fiscal 2003 were under the Company’s 1999 Non-Qualified Stock Option Plan (the “NQ Stock Option Plan”). Prior to Fiscal 2003, (a) Mr. Buinevicius was granted options under the IS Option Plan to purchase 140,000 shares at an average exercise price of $1.74 and options to purchase 1,010,000 shares under the NQ Stock Option Plan at an average exercise price of $1.12, such options will expire between the fiscal year ending September 30, 2008 and the fiscal year ending September 30, 2012; (b) Mr. Schmidt was granted options under the IS Option Plan to purchase 120,000 shares at an average exercise price of $1.84 and options to purchase 29,802 shares under the NQ Stock Option Plan at an average exercise price of $1.04, such options will expire between the fiscal year ending September 30, 2008 and the fiscal year ending September 30, 2012; (c) Mr. Lingard was granted options under the IS Option Plan to purchase 187,000 shares at an average exercise price of $5.27 and options to purchase 260,000 shares at an average exercise price of $1.12, such options will expire between the fiscal year ending September 30, 2009 and the fiscal year ending September 30, 2012; (d) Mr. Minor was granted options under the IS Option Plan to purchase

146,000 shares at an average exercise price of $2.24 and options to purchase 95,941 shares under the NQ Stock Option Plan at an average exercise price of $1.11, such options will expire between the fiscal year ending September 30, 2007 and the fiscal year ending September 30, 2012; (e) Mr. Dias was granted options under the NQ Stock Option Plan to purchase 101,782 shares at an average exercise price of $1.01, such options will expire in the fiscal year ending September 30, 2012; and (f) employees as a group were granted options under the IS Option Plan, which are outstanding as of September 30, 2003, to purchase 1,769,959 shares at an average exercise price of $2.26 and options under the NQ Stock Option Plan to purchase 2,940,119 shares at an average exercise price of $1.27; such options will expire between the fiscal year ending September 30, 2007 and the fiscal year ending September 30, 2013. No dollar value was assigned to these options because their exercise price was the fair market value of the underlying common stock on the date of grant.

Reasons for Increase in the Number of Shares Reserved for Issuance and Extension of the Last Grant Date

It is proposed to increase the number of shares of Common Stock reserved for issuance under the IS Option Plan from 4,000,000 to 7,000,000, and to extend the last date options can be granted under the IS Plan from January 1, 2005 to January 1, 2010. The proposed increase in the number of shares issuable pursuant to the IS Option Plan, and the extension of the last date when options can be granted under the IS Plan will enable the Company to grant additional options and other awards to current participants, and to attract such additional personnel as may be necessary in view of the Company’s expanding operations.

The Board of Directors unanimously recommends a vote FOR Proposal 2, amending the IS Option Plan.

PROPOSAL 3: PROPOSAL TO AMEND THE NON-EMPLOYEE DIRECTORS STOCK OPTION

PLAN TO INCREASE THE NUMBER OF SHARES SUBJECT TO OPTIONS

The Board of Directors recommends adoption of an amendment to the Company’s Non-Employee Directors Stock Option Plan (the “Directors Stock Option Plan”).

The purpose of the Directors Stock Option Plan is to promote the interests of the Company and its stockholders by strengthening the Company’s ability to attract and retain experienced and knowledgeable non-employee directors and to encourage them to acquire an increased proprietary interest in the Company. The Directors Stock Option Plan is administered by the Board of Directors. The Directors Stock Option Plan provides for a grant of an option to each non-employee director upon his initial appointment to the Board, and to each non-employee director who is reelected or who is continuing in office as a member of the Board after the adjournment of each annual meeting. Each option is effective to purchase 20,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant.

Options to purchase 600,000 shares can be issued under the Directors Stock Option Plan. Since adoption of the Directors Stock Option Plan and through September 30, 2003, the Company has granted options for 360,000 shares and with the appointment of Messrs. Peercy and Weis and upon adjournment of the 2004 annual meeting an additional 140,000 options will have been granted, all of which will be outstanding. We recommend an increase in the aggregate number of shares that may be subject to options under the Directors Stock Option Plan from 600,000 to 900,000.

Summary of the Directors Stock Option Plan

All options granted under the Directors Stock Option Plan are non-statutory — not intended to qualify under Section 422 of the Code, as amended. The federal income tax consequences are similar to those described above with respect to the grant of a non-qualified stock option.

Payment of the option exercise price may be in cash, by delivery of previously owned Common Stock, by any other legally permissible means acceptable to the Board at the time of the grant of the option (including a promissory note or cashless exercise, subject to applicable legal restrictions), or by a combination of such means.

If an optionee ceases to be a director before an option vests, the option is forfeited. Each option expires ten years from the date of its grant. Options are not transferable during the lifetime of the optionee, except that an option may be transferable to members of the optionee’s immediate family, to a partnership whose members are only the optionee and/or members of the optionee’s immediate family, or to a trust for the benefit of only the optionee and/or members of the optionee’s immediate family. Options that are forfeited or terminated will again be available for grant. Shares may be authorized but unissued, currently held or reacquired shares. The Board of Directors may amend, terminate or suspend the Plan at any time.

Plan Benefits

Under the Directors Stock Option Plan, each of the five non-employee directors received options to purchase 20,000 shares of Common Stock upon initial appointment to the Board and each non-employee director has received (except in the case of Messrs. Peercy and Weis who were appointed to the Board in fiscal 2004) and will continue to receive options to purchase an additional 20,000 shares of Common Stock after the adjournment of each annual stockholders meeting. However, no dollar value is assigned to the options because their exercise price is the fair market value of the common stock on the date of grant.

Increase in the Number of Shares Reserved for Issuance

It is proposed to increase the number of shares of Common Stock reserved for issuance under the Directors Stock Option Plan from 600,000 to 900,000. The proposed increase in the number of shares issuable pursuant to the Directors Stock Option Plan will provide for options to be granted for several years following this years Stockholders Meeting on the same terms as options granted following the 2004 Stockholders Meeting. It will also permit options to be granted if a new Board member is elected in the future although we do not have any current plans to nominate a new Board member.

The Board of Directors unanimously recommends a vote FOR Proposal 3, amending the Non-Employee Directors Stock Option Plan.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP (“E&Y”) as independent auditors to audit our financial statements for the year ending September 30, 2004, and has further directed that management submit the selection of independent accountants for certification by the stockholders at the annual meeting. E&Y has been our auditors since September 1997. Representatives of the firm are expected to be present at the annual meeting to respond to stockholders’ questions and to have the opportunity to make any statements they consider appropriate.

Stockholder ratification of the selection of E&Y as our independent auditors is not required by our Bylaws or otherwise. However, the Board is submitting the selection of E&Y to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board and the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of Sonic and its stockholders.

The ratification of the appointment of E&Y as independent auditors requires the approval of a majority of the votes cast by holders of our shares. Shares may be voted for or withheld from this matter. Shares that are withheld and broker non-votes will have no effect on this matter because ratification of the appointment of E&Y requires a majority of the shares cast.

Recommendation of Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 4 RATIFYING THE APPOINTMENT OF E&Y AS INDEPENDENT AUDITORS FOR SONIC.

Relations with Independent Auditors

E&Y has served continuously as our independent auditors since 1997. As stated in Proposal 4, the Board has selected E&Y to serve as our independent auditors for the fiscal year ending September 30, 2004.

Audit services performed by E&Y for fiscal 2003 consisted of the examination of our financial statements, review of quarterly results, and services related to filings with the Securities and Exchange Commission (SEC). We also retained E&Y to perform certain other tax and consultative services. All fees paid to E&Y were reviewed, considered for independence and upon determination that such payments were compatible with maintaining such auditors’ independence, approved by the Company’s audit committee prior to performance.

Fiscal 2002 and 2003 Audit Firm Fee Summary

During Fiscal 2002 and 2003, we retained E&Y to provide services in the following categories and amounts:

	Years Ended September 30,
	2003	2002
Audit Fees	$157,650	$184,680
Audit Related	5,915	6,400
Tax Related	27,465	24,510
Other Fees	—	2,500

REPORT OF THE AUDIT COMMITTEE 1

The Audit Committee’s role includes the oversight of our financial, accounting and reporting processes, our system of internal accounting and financial controls and our compliance with related legal and regulatory requirements, the appointment, engagement, termination and oversight of our independent auditors, including conducting a review of their independence, reviewing and approving the planned scope of our annual audit, overseeing the independent auditors’ audit work, reviewing and pre-approving any audit and non-audit services that may be performed by them, reviewing with management and our independent auditors the adequacy of our internal financial controls, and reviewing our critical accounting policies and the application of accounting principles. The Audit Committee held three meetings during fiscal 2003.

In April 2004, the Board appointed Mr. Weis to the audit committee and in response to independence requirements of the applicable NASDAQ listing standards, accepted Mr. Kopko’s resignation from the audit committee. Mssrs. Kleinman, Pollard and Weis meet the independence criteria prescribed by applicable law and the rules of the SEC for audit committee membership and are “independent directors” within the meaning of the Nasdaq listing standards. In April 2004, the Board approved revisions to the Audit Committee Charter to reflect new rules and standards set forth in certain SEC regulations as well as changes to the NASDAQ listing standards. A copy of the revised Audit Committee Charter is attached hereto as Exhibit A.

[1]	The material in this report is not “soliciting material”, is not deemed filed with the SEC, and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

As set forth in the Audit Committee Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the effectiveness of internal control over financial reporting. Management and the internal auditing department are responsible for maintaining the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

We have reviewed and discussed with our independent auditors, E&Y, matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees). We have received from the auditors a formal written statement describing the relationships between the auditor and Sonic that might bear on the auditor’s independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). We have discussed with E&Y matters relating to its independence, including a review of both audit and non-audit fees, and considered the compatibility of non-audit services with the auditors’ independence.

The members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Committee necessarily rely on the information provided to them by management and the independent accountants. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent”.

We have reviewed and discussed with management and E&Y the audited financial statements. We discussed with E&Y the overall scope and plans of their audits. We met with E&Y, with and without management present, to discuss results of their examinations, their evaluation of Sonic’s internal controls, and the overall quality of Sonic’s financial reporting.

Based on the reviews and discussions referred to above and our review of Sonic’s audited financial statements for fiscal 2003, we recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2003, for filing with the SEC.

Respectfully submitted,

AUDIT COMMITTEE

Arnold B. Pollard

David C. Kleinman

EXECUTIVE OFFICERS OF SONIC

Our executive officers, who are appointed by the Board of Directors, hold office for one-year terms or until their respective successors have been duly elected and have qualified.

Rimas P. Buinevicius is our Chairman of the Board of Directors and Chief Executive Officer. (See “ Directors Continuing in Office ”.)

Monty R. Schmidt is our Chief Technology Officer and a Director. (See “ Directors Continuing in Office ”.)

Kenneth A. Minor, age 42, has been our Chief Financial Officer since June 1997, Assistant Secretary from December 1997 to February 2001 and Secretary since February 2001. From September 1993 to April 1997, Mr. Minor was employed as Vice President and Treasurer for Fruehauf Trailer Corporation, a manufacturer and global distributor of truck trailers and related after market parts and service where he was responsible for financial, treasury and investor relations functions. Prior to 1993, Mr. Minor served in various senior accounting and financial positions for public and private corporations as well as the international accounting firm of Deloitte Haskins and Sells. Mr. Minor is a certified public accountant and has a B.B.A. degree in accounting from Western Michigan University.

Ted J. Lingard, age 39, Ted J. Lingard has been our Chief Operating Officer since July 2003 and served as Senior Vice President - General Manager Media Services from March 2001 to July 2003, General Manager Media Services starting in March 2000 through March 2001 and Vice President of Operations from September 1999 to March 2001. From 1989 to September 1999, Mr. Lingard was employed by Advanced Input Devices, a custom electronics manufacturer, in various manufacturing, engineering, and sales management capacities, including Sales Engineering Manager, International Business Manager, and Director of Manufacturing Engineering. Mr. Lingard has a Bachelors Degree in Mechanical Engineering from the University of Wisconsin, a Masters degree in Mechanical Engineering from the University of Maryland and a M.B.A. from Gonzaga University.

James A. Dias, age 38, has been our Vice President of Sales and Marketing since July 2003 and served as Vice President Sales and Marketing for the Systems Group from December 2002 to July 2003 and was Vice President of Strategic Solutions and Alliances from October 2001 to December 2002. Previously he served as Director of Strategic Solutions at MediaSite from June 2000 until acquired by Sonic. From 1995 to July, 2000 Mr. Dias served as Principal at Dias & Associates, an IT planning and design consultancy that managed projects and operations for clients across the United States. He has also led the development of products and applications involving interactive media, the Internet, and wireless handheld devices. Mr. Dias began his career as a director/producer/composer working on independent projects for Marriot Corp, PBS, and the State of Michigan. From 1989 to 1994, he was a Faculty Member and Director of Instructional Media at Hanover College. Mr. Dias has an M.A. in Electronic Media and Human Factors Design from Ohio State University, a BA in Filmmaking and Communication from Northern Michigan University, and has completed the Executive Program for Marketing High Technology at Carnegie Mellon University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information known to us about the beneficial ownership of our Common Stock as of April 8, 2004, by each stockholder known by us to own beneficially more than 5% of our Common Stock, each of our executive officers named in the Summary Compensation Table (“Named Executive Officers”), each of our directors, and all of our directors and executive officers as a group. Unless otherwise noted, the mailing address for these stockholders is 222 West Washington Avenue, Suite 775, Madison, Wisconsin 53703.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares. Shares of common stock issuable upon the exercise of stock options or warrants exercisable within 60 days after April 8, 2004, which we refer to as Presently Exercisable Options, are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

Based on currently available Schedules 13D and 13G filed with the SEC, we do not know of any beneficial owners of more than 5% of our Common Stock, other than listed below.

Name of Beneficial Owner(1)	Number of Shares of Class Beneficially Owned	Percent of Class(2)
Common Stock
Monty R. Schmidt (3)	3,292,938	11.1%
CCM Master Qualified Fund, Ltd. (4) One North Wacker Drive – Suite 4725 Chicago, IL 60606	2,972,925	10.1
Rimas P. Buinevicius(5)	2,354,514	7.7
Ted J. Lingard(6)	501,856	1.7
Frederick H. Kopko, Jr.(7) 20 North Wacker Drive Chicago, IL 60606	403,192	1.4
Kenneth A. Minor(8)	279,671	*
Arnold B. Pollard(9) 733 Third Avenue New York, NY 10017	272,745	*
James A. Dias(10)	169,934	*
David C. Kleinman(11) 1101 East 58th Street Chicago, IL 60637	140,000	*
Gary R. Weis	10,000	*
Paul S. Peercy	400	*

All Executive Officers and Directors as a Group (10 persons)(12)	7,425,250	22.9%

*	less than 1%
(1)	The Company believes that the persons named in the table above, based upon information furnished by such persons, have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.
(2)	Applicable percentages are based on 29,539,300 shares outstanding, adjusted as required by rules promulgated by the Securities and Exchange Commission.
(3)	Includes 149,802 shares subject to Presently Exercisable Options.
(4)	Represents shares beneficially owned by CCM Master Qualified Fund, Ltd.; Coghill Capital Management, L.L.C. and Clint D. Coghill. Mr. Coghill is the managing member of Coghill Capital Management, L.L.C.; an entity which serves as the investment manager of CCM Master Fund, Ltd.
(5)	Includes 1,150,000 shares subject to Presently Exercisable Options.
(6)	Includes 497,000 shares subject to Presently Exercisable Options.
(7)	Includes an aggregate of 80,000 warrants and 140,000 Presently Exercisable Options.
(8)	Includes 265,274 shares subject to Presently Exercisable Options.
(9)	Consists of 272,745 shares subject to Presently Exercisable Options.
(10)	Includes 135,115 shares subject to Presently Exercisable Options.
(11)	Consists of 140,000 shares subject to Presently Exercisable Options.
(12)	Includes an aggregate of 2,883,897 Presently Exercisable Options and 80,000 warrants.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
	(a)	(b)	(c)

Equity compensation plans approved by security holders	2,129,959	$3.89	593,087

Equity compensation plans not approved by security holders	2,940,119	1.27	492,036

Total	5,070,078	$2.37	1,085,123

SUMMARY COMPENSATION TABLE

The following table sets forth all cash compensation we paid during the fiscal year ended September 30, 2003 to our Chief Executive Officer and our four other most highly compensated executive officers (“Named Executive Officers”).

	Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation(1)	Long-Term Compensation Awards Options(#)	All Other Compensation
Rimas P. Buinevicius Chief Executive Officer and Chairman	2003 2002 2001	$136,538 31,854 201,654	$250,000 — —	$4,181 3,941 9,731	— 1,000,000 110,000	— — —

Monty R. Schmidt Chief Technology Officer and Director	2003 2002 2001	144,615 118,462 169,231	250,000 — —	5,790 6,184 10,671	— 19,802 —	19,424 39,837 —	(2) (2)

Ted J. Lingard Chief Operating Officer	2003 2002 2001	142,308 83,731 152,308	150,000 — —	1,125 1,938 500	150,000 250,000 157,000	— — —

Kenneth A. Minor Chief Financial Officer and Secretary	2003 2002 2001	128,462 103,973 101,910	100,000 — —	4,484 6,184 4,351	100,000 85,941 73,000	5,826 11,952 —	(2) (2)

James A. Dias Vice President – Sales and Marketing	2003 2002 2001	127,462 117,550 —	100,000 5,000 —	— — —	100,000 101,782 —	43,874 4,767 —	(3) (2)

(1)	Consists of personal use of company vehicle included as portion of executive’s taxable compensation.
(2)	Consists of compensation earned and deferred pursuant to the Company’s deferred compensation plan, along with accrued interest.
(3)	Consists of compensation earned and deferred pursuant to the Company’s deferred compensation plan along with accrued interest of $2,388, taxable reimbursed moving expenses of $26,712 and compensation associated with the forgiveness of a note due the Company of $14,924 related to the issuance of stock in 2001. The issuance of the note and subsequent forgiveness occurred prior to Mr. Dias becoming an executive officer.

Employment Agreements

We entered into employment agreements with Rimas Buinevicius and Monty R. Schmidt and renewed them on substantially the same terms as the prior agreements in January 2001. The salaries of each of Messrs. Buinevicius and Schmidt are subject to increase each year at the discretion of the Board of Directors. Messrs. Buinevicius and Schmidt are also entitled to incidental benefits of employment under the agreements. Each of the employment agreements provides that if (i) Sonic Foundry breaches its duty under such employment agreement, (ii) the employee’s status or responsibilities with Sonic Foundry has been reduced, (iii) Sonic Foundry fails to perform its obligations under such employment agreement, or (iv) after a Change in Control of Sonic Foundry, our financial prospects have significantly declined, the employee may terminate his employment and receive all salary and bonus owed to him at that time, prorated, plus three times the highest annual salary and bonus paid to him in any of the three years immediately preceding the termination. If the employee becomes disabled, he may terminate his employment and receive all salary owed to him at that time, prorated, plus a lump sum equal to the highest annual salary and bonus paid to him in any of the three years immediately preceding the termination. Pursuant to the employment agreements, each of Messrs. Buinevicius and Schmidt has agreed not to disclose our confidential information and not to compete against us during the term of his employment agreement and for a period of two years thereafter. Such non-compete clauses may not be enforceable, or may only be partially enforceable, in state courts of relevant jurisdictions.

A “Change in Control” is defined in the employment agreements to mean: (i) a change in control of a nature that would have to be reported in our proxy statement, ; (ii) Sonic Foundry is merged or consolidated or reorganized into or with another corporation or other legal person and as a result of such merger, consolidation or reorganization less than 75% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by our stockholders immediately prior to such merger, consolidation or reorganization; (iii) Sonic Foundry sells all or substantially all of its business and/or assets to any other corporation or other legal person, less than 75% of the outstanding voting securities or other capital interests of which are owned in the aggregate by our stockholders, directly or indirectly, immediately prior to or after such sale; (iv) any person (as the term “person” is used in Section 13(d) (3) or Section 14(d) (2) of the Securities Exchange Act of 1934 (the “Exchange Act”) had become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 25% or more of the issued and outstanding shares of our voting securities; or (v) during any period of two consecutive years, individuals who at the beginning of any such period constitute our directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination or election by our stockholders, of each new director was approved by a vote of at least two- thirds of such directors then still in office who were directors at the beginning of any such period.

OPTIONS GRANTED IN FISCAL 2003

The Company grants options to its executive officers under our employee stock option plans. As of September 30, 2003, options to purchase a total of 4,710,078 shares were outstanding under the plans, and options to purchase 845,123 shares remained available for grant thereunder. During Fiscal 2003, we granted options to purchase 764,000 shares to our employees, of which 350,000 shares were granted to Named Executive Officers.

The following tables show for the fiscal year ended September 30, 2003 certain information regarding options granted to, exercised by and held at year-end by the Named Executive Officers.

		Individual Grants			Potential Realizable Value at Assumed Annual Rates Price Appreciation for Option Term
	Number of securities Underlying Options/SARs Granted (#)	% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5%($)	10%($)
Ted J. Lingard	150,000	20%	$0.42	5/13	39,620	100,406
Kenneth A. Minor	100,000	13	0.42	5/13	26,414	66,937
James A. Dias	100,000	13	0.42	5/13	26,414	66,937

2003 FISCAL YEAR-END OPTION VALUES

	Number of Unexercised Options/SARs at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End($)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Rimas P. Buinevicius	1,150,000	—	$1,044,040	—
Monty R. Schmidt	144,851	4,951	102,324	5,189
Ted J. Lingard	447,000	150,000	374,148	245,700
Kenneth A. Minor	230,455	101,486	150,081	165,357
James A. Dias	68,002	133,780	71,266	199,201

No options were exercised in the last fiscal year.

Long-Term Incentive Plans — Awards in Last Fiscal Year

The Company established a Deferred Compensation Plan effective December 7, 2001. The plan allowed any salaried employee of the Company or any of its subsidiaries to elect a one-year salary deferral of $2,000 or more. At the end of the deferral period the employee’s salary returned to the pre-deferral level, subject to employment status at that time and any performance reviews, salary adjustments and evaluations.

Employees received a promissory note equal to their deferral and selected a 24, 36 or 48-month maturity for repayment. Interest rates varied based on maturity selected at 9%, 10% or 11% for the 24, 36 or 48 month terms and are accrued semi-annually. Employees could request an early withdrawal from the plan, subject to a 10% penalty and the loss of interest from the last accrual date.

Each employee that participated in the Deferred Compensation Plan was entitled to receive a non-qualified option grant equal to 20%, 30% or 40% of the principal value of the note, depending on the maturity selected. Options were granted with an exercise price equal to the market value of the stock although employees are eligible to receive a bonus equal to the cost incurred upon exercise of the options in certain circumstances. One fourth of the options became exercisable every six months.

The Company repaid the remaining balance of all notes in full upon the sale of the Desktop Software business in 2003.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE 1

The Executive Compensation Committee (the “Committee”) of the Board of Directors is composed entirely of outside, non-management directors. The Committee sets and administers the policies governing annual compensation of executive officers, including cash compensation and stock option programs for executive employees.

Compensation Policies

Sonic Foundry operates in the competitive and rapidly changing high technology and media business environment. The goals of our executive compensation program are to motivate executives to achieve our business objectives in this environment and reward them for their achievement, foster teamwork, and attract and retain executive officers who contribute to our long-term success. During fiscal 2003, we used primarily salary, stock options and personal use of company vehicles to meet these goals. Sonic’s executive compensation programs are intended to attract and retain qualified executives and to motivate them to achieve goals that will lead to appreciation of stockholder value.

[1]	The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Sonic under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Our philosophy and guiding principles are to provide compensation levels that are comparable to those offered by other leading high technology companies. Our compensation policies align the interests of our officers with the long-term interests of our stockholders through stock compensation. For example, in fiscal 2003, compensation included options to purchase shares granted under our NQ Stock Option Plan. Another principle is that a substantial portion of each executive’s compensation be in the form of an incentive bonus. Receipt of this bonus, is contingent upon meeting both individual performance goals and company objectives. However, we retain the authority to alter the bonus amounts because qualitative factors and long-term results need to be evaluated as well as the short-term operating results. Factors used in determining bonus amounts granted in 2003 included individual performance in the successful management of the business units during a weak environment, creating an opportunity to maximize value and terms negotiated in the sale of the Media Services and Desktop Software business units, the minimization of risk that post closing issues or claims will occur and the development of a sound strategy and business model for the resulting Media Systems business unit.

Annual Compensation

The salary portion of executive compensation is determined annually by reference to multiple surveys of high technology companies. The executive officers are matched to each position by comparing their responsibilities to the survey description most accurately representing their position with us by content, organizational level and level of revenue. Given the officers’ levels of responsibility and our past performance, we target a competitive salary for each executive officer. A substantial portion of the annual compensation of each executive officer would normally have been in the form of an incentive bonus, which becomes a greater portion of an officer’s potential total compensation as the executive’s level of responsibility increases. In an effort to conserve cash and invest in the long-term success of Sonic, all executive officers, including our Chief Executive Officer, agreed to reduce their base compensation as of January 2001 by between 10 and 20%. The officer group offered further base compensation reductions effective December 1, 2001 of a total of $466,000 or an average of 40% of the already reduced salary level. Mr. Buinevicius asked the compensation committee to reduce his base compensation from $250,000 to $200,000 as of January 1, 2001 and to $1,229 as of December 1, 2001. The compensation committee awarded larger option grants than what had historically been granted to certain of the officers in lieu of cash compensation (see Long-term Compensation below). In addition, to these salary reductions, several of the officers further reduced their salaries pursuant to Sonic’s Salary Deferral Plan. Amounts deferred under the Plan were paid in full upon the completion of the sale of the Desktop Software business.

Long-term Compensation.

The Committee has utilized stock options for all employees to motivate and retain them for the long-term. The Committee believes that these forms of compensation closely align the employee’s interests with those of stockholders and provide a major incentive to them in building stockholder value.

Options are typically granted annually and are subject to vesting provisions to encourage employees to remain employed with Sonic Foundry. The Committee granted options to executives on May 9, 2003 following execution of definitive agreements to sell both the Desktop Software and Media Services business units and reflective of the same achievements considered when granting the bonuses upon the completion of these deals, discussed above.

Each executive officer receives stock options based upon that officer’s relative position, responsibilities and performance by the individual over the previous fiscal year and the officer’s anticipated performance, responsibilities and cash compensation. Additionally, we consider the net present value of the grant compared to typical grants at high technology companies of a similar size to Sonic Foundry. We also review the prior level of grants to the officers and to other members of senior management, including the number of shares that continue to be subject to vesting under outstanding options, in setting the level of options to be granted to the executive officers.

Stock options are granted at an option price equal to the fair market value of Sonic’s Common Stock on the date of the grant and are subject to vesting over varying periods. The option-vesting period is designed to encourage employees to work with a long-term view of Sonic’s welfare and to establish their long-term affiliation with Sonic. It is also designed to reduce employee turnover and to retain the knowledge and skills of valued staff.

Chief Executive Officer Compensation

In an effort to conserve cash in a weak economy, Mr. Buinevicius asked the compensation committee to reduce his base compensation from $250,000 to $200,000 as of January 1, 2001 and further to $1,229 in December 2001. Mr. Buinevicius was granted 750,000 Common Stock options issued under the NQ Stock Option Plan as consideration for reducing his salary and 250,000 performance-based stock options. Despite the weak economy, Sonic accelerated the release of new products and improved efficiency in its operations allowing it to maximize value realized in the sale of the Desktop Software and Media Services business units. Accordingly, the Committee returned Mr. Buinevicius’ annual base compensation to $250,000 and upon sale of the desktop software business granted him a cash bonus of $250,000. Mr. Buinevicius was not granted any options in fiscal 2003.

EXECUTIVE COMPENSATION COMMITTEE

Arnold B. Pollard

David C. Kleinman

Compensation Committee Interlocks and Insider Participation

The members of the Executive Compensation Committee of Sonic’s Board of Directors for Fiscal 2003 were those named in the Executive Compensation Committee Report. No member of the Committee was at any time during Fiscal 2003 or at any other time an officer or employee of Sonic Foundry, Inc.

No executive officer of Sonic Foundry, Inc. has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Board of Directors of Sonic Foundry, Inc. During Fiscal 2003, we retained the Chicago law firm of McBreen & Kopko to perform certain legal services. Frederick H. Kopko, Jr. is a partner in McBreen & Kopko.

SONIC STOCK PRICE PERFORMANCE

The stock price performance graph below shall not be deemed to be incorporated by reference by any general statement incorporating by reference this annual report on form 10-K into any filing under the Securities Act of 1933, or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts, irrespective of our general incorporation language in such filing.

The graph below compares the cumulative total stockholder return on our Common Stock from September 30, 1998 through and including September 30, 2003 with the cumulative total return on The NASDAQ Stock Market (US only) and the RDG Technology Composite. The graph assumes that $100 was invested in our Common Stock on September 30, 1998 for each of the indexes and that all dividends were reinvested. Unless otherwise specified, all dates refer to the last day of each month presented. Our Common Stock is traded on the NASDAQ National Market and closed at $2.06 per share on September 30, 2003.

The comparisons in the graph below are based on historical data, with our Common Stock prices based on the closing price on the dates indicated, and are not intended to forecast the possible future performance of our Common Stock.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

	Sonic Foundry	NASDAQ Stock Market (U.S.)	RDG Technology Composite
9/30/98	100.0	100.0	100.0
9/30/99	158.95	163.14	157.62
9/30/00	298.95	217.06	191.21
9/30/01	41.43	88.75	109.57
9/30/02	24.93	69.91	85.99
9/30/03	69.32	106.51	120.88

CERTAIN TRANSACTIONS

Frederick H. Kopko, Jr., a director and stockholder of Sonic Foundry, is a partner in McBreen & Kopko. Pursuant to the Directors’ Stock Option Plan, Mr. Kopko has been granted options to purchase 100,000 shares of Common Stock at exercise prices ranging from $1.75 to $59.88. He also has options to purchase 40,000 shares of Common Stock at an exercise price of $1.09 pursuant to the NQ Stock Option Plan in his capacity as a director. We granted Mr. Kopko a warrant in August 1999 to purchase 30,000 shares of common stock at an exercise price of $4.00 per share, in exchange for a stand-by loan commitment of $2,000,000. In February, 2000 Mr. Kopko was also granted 50,000 warrants at an exercise price of $28.12 for services in his capacity as a director. During fiscal 2003, we paid the Chicago law firm of McBreen & Kopko certain compensation for legal services rendered subject to standard billing rates.

For the years ended September 30, 2003 and 2002, the Company had loans outstanding to certain officers for $25,000 and $58,000 related to issuance of common stock.

In November 2002, the Company completed a bridge financing transaction of $1.0 million with the brother of Rimas Buinevicius, Chief Executive Officer. Mr. Buinevicius abstained from board of director discussion regarding approval of the transaction. The note was backed by substantially all assets of the Company and was due, along with $250 thousand of interest, at the earlier of March 2003 or upon completion of a transaction generating sufficient cash to allow for payment. The note was repaid in July 2003, with the proceeds from the sale of the Desktop Software business.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon a review of Forms 3 and Forms 4 furnished to us pursuant to Rule 16a-3 under the Exchange Act during our most recent fiscal year, to Sonic Foundry’s knowledge, all reporting persons complied with all applicable filing requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, with the following exceptions: Paul S. Peercy and Gary R. Weis inadvertently failed to file their respective Form 3 documents upon joining the Board of Directors and receiving initial grants of 20,000 stock options each pursuant to the Non-Employee Directors Stock Option Plan on February 9, 2004. Ted J. Lingard, Kenneth A. Minor and James A. Dias (executive officers) each inadvertently failed to file their respective Form 4’s upon receiving employee stock option grants pursuant to the Company’s NQ Stock Option Plan in May 2003, Frederick H. Kopko, Jr., Arnold B. Pollard, and David C. Kleinman (non-employee directors) each inadvertently failed to file their respective Form 4’s upon receiving automatic grants of options in July 2003 pursuant to the Non-Employee Directors Stock Option Plan, and Arnold B. Pollard failed to file an additional Form 4 upon receiving an option to purchase 80,000 shares of common stock under the Company’s NQ Stock Option Plan in July 2003. As of the date of this Proxy, the foregoing reporting persons have regained compliance with Section 16(a) reporting requirements.

Code of Ethics

The Company has adopted a Code of Ethics (as defined in Item 406 of Regulation S-K and as required by NASDAQ) that applies to all directors, officers and employees. Sonic Foundry will provide a copy of its code of ethics, without charge, to any investor that requests it. Requests should be addressed in writing to Mr. Kenneth Minor, Corporate Secretary, 222 West Washington Ave, Suite 775, Madison, WI 53703.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any stockholder who desires to contact our Board or specific members of our Board may do so electronically by sending an email to the following address: directors@sonicfoundry.com. Alternatively, a stockholder can contact our Board or specific members of our Board by writing to: Stockholder Communications, Sonic Foundry Incorporated, 222 West Washington Avenue, Suite 775, Madison, WI 53703.

STOCKHOLDER PROPOSALS

In order for a stockholder proposal to be considered for inclusion in our proxy statement and form of proxy relating to the Annual Meeting of Stockholders for the year fiscal 2004, the proposal must be received by us no later than December 15, 2004. Additionally, Sonic will be authorized to exercise discretionary voting authority with respect to any stockholder proposal not disclosed in Sonic’s 2005 proxy statement if Sonic has not received written notice of such proposal by February 5, 2005.

OTHER MATTERS

The Board of Directors has at this time no knowledge of any matters to be brought before this year’s Annual Meeting other than those referred to above. However, if any other matters properly come before this year’s Annual Meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters.

GENERAL

A copy of our Annual Report to Stockholders for the fiscal year ended September 30, 2003 is being mailed, together with this Proxy Statement, to each stockholder. Additional copies of such Annual Report and of the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy may be obtained from us. We have retained Continental Stock Transfer and Trust Company to assist in the solicitation of proxies, primarily from brokers, banks and other nominees, for an estimated fee of $3,000 plus expenses. We will, upon request, reimburse brokers, banks and other nominees, for costs incurred by them in forwarding proxy material and the Annual Report to beneficial owners of Common Stock. In addition, directors, officers and regular employees of Sonic and its subsidiaries, at no additional compensation, may solicit proxies by telephone, telegram or in person. All expenses in connection with soliciting management proxies for this year’s Annual Meeting, including the cost of preparing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy, are to be paid by Sonic.

Sonic will provide without charge (except for exhibits) to any record or beneficial owner of its securities, on written request, a copy of Sonic’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended September 30, 2003, including the financial statements and schedules thereto. Exhibits to said report will be provided upon payment of fees limited to Sonic’s reasonable expenses in furnishing such exhibits. Written requests should be directed to Investor Relations, 222 West Washington Avenue, Suite 775, Madison, Wisconsin 53703.

In order to assure the presence of the necessary quorum at this year’s Annual Meeting, and to save Sonic the expense of further mailings, please date, sign and mail the enclosed proxy promptly in the envelope provided. No postage is required if mailed within the United States. The signing of a proxy will not prevent a stockholder of record from voting in person at the meeting.

By Order of the Board of Directors,

Kenneth A. Minor
April 20, 2004	Secretary

Exhibit A

SONIC FOUNDRY, INC.

AUDIT COMMITTEE CHARTER

The Audit Committee of Sonic Foundry, Inc. (the “Company”) shall be comprised of at least three directors, each of whom is (i) “independent” under the rules of the Nasdaq Stock Market, Inc., except as permitted by Nasdaq Rule 4350(d) and the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder, (ii) does not accept any consulting, advisory or other compensatory fee from the issuer other than in his or her capacity as a member of the Board or any committee of the Board, and (iii) is not an “affiliate” of the Company or any subsidiary of the Company, as such term is defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. All members of the Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, and the Committee shall have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the member’s financial sophistication.

Notwithstanding the immediately preceding paragraph, one director who is not “independent” under the rules of the Nasdaq Stock Market, Inc., who does not accept any consulting, advisory or other compensatory fee from the issuer other than in his or her capacity as a member of the Board or any committee of the Board, who is not an “affiliate” of the Company or any subsidiary of the Company, as such term is defined in Rule 10A-3 under the Exchange Act, and who is not a current officer or employee, or a spouse, parent, child or sibling, whether by blood, marriage or adoption, of, or a person who has the same residence as, any current officer or employee, may be appointed to the Committee if the Board, under exceptional and limited circumstances, shall have determined that such individual’s membership on the Committee is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual meeting proxy statement subsequent to such determination, the nature of the relationship, and the reasons for the determination. Any such member appointed to the Committee may only serve for up to two years and may not chair the Committee.

Members shall serve at the pleasure of the Board for such term or terms as the Board may determine.

Committee Purposes

The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the effectiveness of internal control over financial reporting. Management and the internal auditing department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, annually auditing management’s assessment of the effectiveness of internal control over financial reporting (commencing in the fiscal year ending December 31, 2005), and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

The independent auditors shall submit to the Audit Committee annually a formal written statement (the “Auditors’ Statement”) describing: the auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the independent auditors and the Company, including each non-audit service provided to the Company and the matters set forth in Independence Standards Board No. 1.

The independent auditors shall submit to the Audit Committee annually a formal written statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditors: (i) the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company’s financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services rendered by the independent auditors; and (iv) all other products and services rendered by the independent auditors, in the aggregate and by each service.

Committee Duties and Responsibilities

To carry out its purposes, the Audit Committee shall have the following duties and responsibilities:

1.	with respect to the independent auditors,

(i)	to be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors (including the resolution of disagreements between management and the independent auditors regarding financial reporting), who shall report directly to the Audit Committee, provided that the auditor appointment shall be subject to shareholder approval;

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(ii)	to be directly responsible for the appointment, compensation, retention and oversight of the work of any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services, which firm shall also report directly to the Audit Committee;

(iii)	to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors;

(iv)	to ensure that the independent auditors prepare and deliver annually an Auditors’ Statement (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement), and to discuss with the independent auditors any relationships or services disclosed in this Statement that may impact the quality of audit services or the objectivity and independence of the Company’s independent auditors;

(v)	to obtain from the independent auditors in connection with any audit a timely report relating to the Company’s annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any “management” letter or schedule of unadjusted differences;

(vi)	to review and evaluate the qualifications, performance and independence of the lead partner of the independent auditors;

(vii)	to discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement partner and consider whether there should be a regular rotation of the audit firm itself;

(viii)	to review and approve all related party transactions of the Company; and

(ix)	to take into account the opinions of management and the Company’s internal auditors in assessing the independent auditors’ qualifications, performance and independence.

2.	with respect to the internal auditing department, if any,

(i)	to review the appointment and replacement of the director of the internal auditing department; and

(ii)	to advise the director of the internal auditing department that he or she is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the internal auditing department and management’s responses thereto.

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3.	with respect to accounting principles and policies, financial reporting and internal audit control over financial reporting,

(i)	to advise management, the internal auditing department and the independent auditors that they are expected to provide to the Audit Committee a timely analysis of significant issues and practices relating to accounting principles and policies, financial reporting and internal control over financial reporting;

(ii)	to consider any reports or communications (and management’s and/or the internal audit department’s responses thereto) submitted to the Audit Committee by the independent auditors required by or referred to in SAS 61 (as codified by AU Section 380), as it may be modified or supplemented or other professional standards, including reports communications related to:

•	deficiencies, including significant deficiencies or material weaknesses, in internal control identified during the audit or other matters relating to internal control over financial reporting;

•	consideration of fraud in a financial statement audit;

•	detection of illegal acts;

•	the independent auditors’ responsibility under generally accepted auditing standards;

•	any restriction on audit scope;

•	significant accounting policies;

•	significant issues discussed with the national office respecting auditing or accounting issues presented by the engagement;

•	management judgments and accounting estimates;

•	any accounting adjustments arising from the audit that were noted or proposed by the auditors but were passed (as immaterial or otherwise);

•	the responsibility of the independent auditors for other information in documents containing audited financial statements;

•	disagreements with management;

•	consultation by management with other accountants;

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•	major issues discussed with management prior to retention of the independent auditors;

•	difficulties encountered with management in performing the audit;

•	the independent auditors’ judgments about the quality of the entity’s accounting principles;

•	reviews of interim financial information conducted by the independent auditors; and

•	the responsibilities, budget and staffing of the Company’s internal audit function.

(iii)	to meet with management, the independent auditors and, if appropriate, the director of the internal auditing department:

•	to discuss the scope of the annual audit;

•	to discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal auditing department or the independent auditors, relating to the Company’s financial statements;

•	to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

•	to discuss any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company;

•	to review the form of opinion the independent auditors propose to render to the Board of Directors and shareholders; and

•	to discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting

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forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

(iv)	to inquire of the Company’s chief executive officer and chief financial officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

(v)	to discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk, and to discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

(vi)	to obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934;

(vii)	to discuss with the Company’s General Counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies;

(viii)	to discuss and review the type and presentation of information to be included in earnings press releases;

(ix)	to discuss the types of financial information and earnings guidance provided, and the types of presentations made, to analysts and rating agencies;

(x)	to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

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(xi)	to review and discuss any reports concerning material violations submitted to it by Company attorneys or outside counsel pursuant to the SEC attorney professional responsibility rules (17 C.F.R. Part 205) or otherwise;

(xii)	to establish hiring policies for employees or former employees of the independent auditors;

4.	with respect to reporting and recommendations,

(i)	to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Company’s annual proxy statement;

(ii)	to review and reassess the adequacy of this Charter at least annually and recommend any changes to the full Board of Directors; and

(iii)	to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

Committee Structure and Operations

The Board shall designate one member of the Committee as its chairperson. The Audit Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Audit Committee should meet separately periodically with management, the director of the internal auditing department and the independent auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other. Any action of the Committee requires the vote of a majority of the Committee members present, whether in person or otherwise, at the meeting at which such action is considered. At any meeting of the Committee, one member of the Committee shall constitute a quorum for the purpose of taking any action.

Delegation to Subcommittee

The Audit Committee may, in its discretion, delegate all or portion of its duties and responsibilities to a subcommittee of the Audit Committee. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

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Resources and Authority of the Audit Committee

The Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management.

The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for payment of:

1.	Compensation to the independent auditors and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

2.	Compensation of any advisers employed by the Audit Committee; and

3.	Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

8

NOW YOU CAN VOTE SHARES BY TELEPHONE OR INTERNET!

QUICK * EASY * IMMEDIATE * AVAILABLE

24 HOURS A DAY * 7 DAYS A WEEK

The Company encourages you to take advantage of the new and convenient ways to vote the shares. If voting by proxy, this year you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or Internet, read the accompanying proxy statement, then follow these easy steps:

VOTE BY PHONE—1-800-293-8533

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY INTERNET—www.continentalstock.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided.

PLEASE DO NOT RETURN THE BELOW CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

ÚFOLD AND DETACH HERE AND READ THE REVERSE SIDEÚ

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Please mark your votes like this	☒

		FOR	WITHHOLD AUTHORITY
1. ELECTION OF DIRECTORS:		☐	☐

(to withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below)

DAVID KLEINMAN (CLASS I), PAUL PEERCY (CLASS I), GARY WEIS (CLASS V)

2. TO VOTE ON A PROPOSAL TO AMEND THE 1995 STOCK OPTION PLAN BY INCREASING THE AGGREGATE NUMBER OF SHARES SUBJECT TO OPTIONS THEREUNDER FROM 4,000,000 TO 7,000,000 AND TO AMEND THE LAST DATE UPON WHICH OPTIONS MAY BE GRANTED FROM JANUARY 1, 2005 TO JANUARY 1, 2010.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. TO VOTE ON A PROPOSAL TO AMEND THE NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN BY INCREASING THE AGGREGATE NUMBER OF SHARES SUBJECT TO OPTIONS THEREUNDER FROM 600,000 TO 900,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS	FOR ☐	AGAINST ☐	ABSTAIN ☐

5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

ÚFOLD AND DETACH HERE AND READ THE REVERSE SIDEÚ

SONIC FOUNDRY, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF SONIC FOUNDRY, INC.

The undersigned stockholder of Sonic Foundry, Inc., a Maryland corporation (the “Company”), hereby appoints R. Buinevicius and K. Minor, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of the Stockholders of the Company to be held at the Monona Terrace Community and Convention Center, One John Nolen Drive, Madison, Wisconsin 53703 on May 24, 2004, at 9:00 a.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.